Exhibit 10.24.2

26 November 2012

To: NATIONAL CINEMEDIA, LLC

Attn: David Oddo

E Mail Address: DAVID.ODDO@NCM.COM

CANCELLATION of Transaction Ref. No. HR6K9 (the “Original Transaction”).

THIS CONFIRMATION AMENDS AND RESTATES IN ITS ENTIRETY THE PREVIOUS CONFIRMATION FOR THIS TRANSACTION.

Re: USD 137,500,000 (amended to USD 56,250,000.00 as of 27 April 2012) transaction entered into between MORGAN STANLEY CAPITAL SERVICES LLC (‘Party A’) and NATIONAL CINEMEDIA, LLC (‘Party B’) with a Trade Date of 2 March 2007 and maturing on 13 February 2015

Dear Sir or Madam:

The purpose of this letter (this “Confirmation”) is to confirm the terms on which it has been agreed to cancel the Original Transaction. Such cancellation constitutes a “Transaction” under the 2002 ISDA Master Agreement dated as of 2 March 2007 between Party A and Party B (the “Agreement”) and this Confirmation constitutes a “Confirmation” as referred to in, and supplements, forms part of, and is subject to, the Agreement.

Accordingly, with effect from 26 November 2012 (the “Effective Date”) the Original Transaction shall be cancelled, and Party A MORGAN STANLEY CAPITAL SERVICES LLC and Party B shall each be released and discharged from their respective rights and obligations thereunder; provided however, that such release and discharge shall not affect any rights, liabilities or obligations of either party with respect to payments or other obligations due and payable or due to be performed on or prior to the Effective Date and all such payments and obligations shall be paid or performed by the relevant party in accordance with the terms of the Original Transaction as in effect prior to the Effective Date.

Unwind Payment:	Further, in consideration for the cancellation of the Transaction NATIONAL CINEMEDIA, LLC shall pay to MORGAN STANLEY CAPITAL SERVICES LLC the amount of USD 6,339,600.00 for value 26 November 2012

Other Provisions:

None

Confirmation:

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing a copy of this Confirmation, our Reference No. HR6K9, and returning it to us by sending to us a facsimile substantially similar to this facsimile which sets forth the material terms of the Transaction to which this Confirmation relates and indicates agreement to those terms.

We are delighted to have executed this Transaction with you and look forward to working with you again.

Yours sincerely, MORGAN STANLEY CAPITAL SERVICES LLC

By:	/s/ David Flowerdew
Name: David Flowerdew
Title: Vice President

Confirmed as of the date first written above:

NATIONAL CINEMEDIA, LLC
By: National Cinemedia, Inc., its manager

By:	/s/ Gary W. Ferrera
Name: Gary W. Ferrera
Title: EVP/CFO